                                                                   Exhibit 10.12

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                              DEVELOPMENT AGREEMENT

      THIS DEVELOPMENT AGREEMENT ("Agreement") is entered into and made on June 29, 2001, by and between

      SUMITOMO PHARMACEUTICAL CO. LTD., a company organized and existing under the laws of Japan, with its principal place of business at 2-8, Doshomachi 2-chome, Chuo-ku, Osaka, Japan (hereinafter "SUMITOMO") and

      NOVIRIO B.V., a company organized and existing under the laws of The Netherlands with its principal place of business at Locatellikade 1, 1076 AZ Amsterdam, The Netherlands (hereinafter "NOVIRIO").


                                    RECITALS

      NOVIRIO, together with its affiliates Novirio Pharmaceuticals Limited, Novirio Pharmaceuticals, Inc. and Novirio SARL, has developed the hepatitis B drug candidate referred to by NOVIRIO as LdT ("LdT"), which is intended to be used for indications relevant to the treatment of hepatitis B and is covered by one or more patents, patent applications, know-how and other proprietary technology.

      Pursuant to a license agreement between Novirio Pharmaceuticals Limited and NOVIRIO dated as of May 25, 2001, NOVIRIO has licensed from Novirio Pharmaceuticals Limited the exclusive rights to LdT with the right to grant sublicenses for the use of LdT for the treatment of hepatitis B in humans (such sublicenses as they relate to those to be granted to SUMITOMO hereunder shall be referred to as "Licenses" for convenience sake).

      SUMITOMO is interested in sharing in the development and potential commercialization of LdT.

      NOVIRIO desires to grant SUMITOMO rights to share in the development and potential commercialization of LdT in accordance with the terms and conditions set forth herein.

      In consideration of the Recitals and the mutual covenants set forth in this Agreement, the Parties agree as set forth below.

ARTICLE I. DEFINITIONS.

      I.1 "Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a Party. For purposes of this paragraph I.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

      I.2 "Approved Product" means an LdT Drug Product for which Regulatory Approval has been obtained in the Territory.

      I.3 "Commercially Reasonable Efforts" means efforts and resources normally used by a Party for a compound or product owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the potential profitability of the applicable products, and other relevant factors. It is anticipated that the level of efforts and resources may change at different times during the product life cycle of a compound or product.

      I.4 "Commercialization Agreement" means one or more Commercialization Agreement(s) relating to the manufacture, commercialization and sale in the Territory of the Approved Product, which is to be executed and delivered by the Parties in accordance with the Article II.9 below.

      I.5 "Confidential Information" means all Know-How, Technical Information (as hereinafter defined) or other information (whether or not patentable), including, without limitation, proprietary information and materials (including tangible manifestations thereof) constituting to the extent applicable or regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, Know-How or other information which is disclosed by a Party in tangible, oral, electronic, optical or other form, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party if the disclosing Party, within thirty (30) Days after such disclosure, delivers to the other Party a written document or documents describing the materials, Know-How or other information and referencing the place and date of such oral, visual, electronic, optical, written or other disclosure and the names of the persons to whom such disclosure was made. Notwithstanding the foregoing, the Parties expressly agree that all information and data relating to LdT Drug Product, results of Non-clinical Studies and clinical studies of LdT Drug Product and all information contained in submissions to the Regulatory Authorities shall for all purposes hereof be deemed to be Confidential Information.

      I.6 "Control" or "Controlled" in the context of intellectual property rights means rights to intellectual property sufficient to allow a grant of rights without any obligation to any Third Party.

      I.7 "Days" means days on which banks are open for business in both the United States and Japan.

      I.8 "Development Plan" means the global clinical development plan of LdT Drug Product.

      I.9 "Development Program" means the implementation of the Development Plan, involving SUMITOMO and NOVIRIO working collaboratively and cooperatively to optimize the design and performance of the Non-clinical and clinical trials for the LdT Drug Product in the Territory and globally under the standards of the International Conference on Harmonization (ICH).

      I.10 "Effective Date" means the execution date of this Agreement.

      I.11 "Executive Officers" means the Director, General Manager, Business Development and Licensing Office of SUMITOMO and the Chief Executive Officer of NOVIRIO.

      I.12 "Field" means the use of the LdT Drug Product for the treatment of hepatitis B in humans.

      I.13 "Know-How" means any information, data and materials, including, without limitation ideas, formulas, methods, procedures, compositions, compounds and inventions, that are owned or otherwise Controlled by a Party relating to the LdT Drug Product.

      I.14 "LdT Drug Product" means drug substance, formulation intermediate or a product prepared from [**] including but not limited to finished dosage form ready for administration to a patient as a pharmaceutical product.

      I.15 "Non-clinical Studies" means all studies other than clinical studies, including but not limited to studies in relation to chemistry, pharmacology, toxicology, ADME.

      I.16 "NOVIRIO Patent Rights" means all Patent Rights listed on the attached Exhibit B (together with any subsequent modifications, amendments or supplements thereto) relating to the LdT Drug Product, covering or relating to NOVIRIO Technology, which NOVIRIO either owns or to which NOVIRIO otherwise has the right to grant licenses during the Term that claim the LdT Drug Product or its manufacture or method of use, respectively.

      I.17 "NOVIRIO Technology" means all Know-How which (a) NOVIRIO either owns, Controls, or to which NOVIRIO otherwise has the right to grant a license, whether patentable or otherwise, and (b) is either listed on Exhibit B to this Agreement (together with any subsequent modifications, amendments or supplements thereto) or is actually used by NOVIRIO in the course of the Development Program.

      I.18 "Party" means SUMITOMO or NOVIRIO; "Parties" means SUMITOMO and NOVIRIO.

      I.19 "Patent Right" means a United States and/or foreign patent or patent application listed on Exhibit B hereto (together with any subsequent modifications, amendments or supplements thereto) and the patents issuing from the pending applications, and any patent applications filed hereafter relating to the LdT Drug Product, and all continuations, continuations-in-part, divisions, reissues, reexaminations or extensions thereof.

      I.20 "Pharmaceutical Laws" means, with respect to the United States, the United States Food, Drug and Cosmetic Act of 1938, as amended from time to time, and the regulations and guidelines promulgated thereunder, and with respect to any other governmental unit in the Territory (whether federal, state, municipal or other), the laws, regulations and guidelines of such governmental unit pertaining to pharmaceuticals, including the development, exportation, importation, use, manufacture, distribution, marketing and/or sale thereof.

      I.21 "Program Director" means an executive appointed by each Party to serve as such Party's principal coordinator and liaison for the Development Program. The Program Director appointed by SUMITOMO is referred to as the "SUMITOMO Program Director," and the Program Director appointed by NOVIRIO is referred to as the "NOVIRIO Program Director."

      I.22 "Regulatory Approval" means the approval of the data submitted in the original New Drug Application in Japan, or the equivalent application or filing in other countries in the Territory, by or from the relevant Regulatory Authority, which is necessary as a prerequisite for marketing the LdT Drug Product for any indication relevant to the treatment of hepatitis B in a particular country in the Territory.

      I.23 "Regulatory Authority" means the United States Food and Drug Administration and any successor agency of the United States government ("FDA"), and any other governmental authority (whether federal, state municipal or other) regulating the development, exportation, importation, use, manufacture, distribution, marketing and/or sale of pharmaceuticals in the United States or any governmental regulatory authority in any country in the Territory responsible for granting Regulatory Approval.

      I.24 "Regulatory Documents" means all regulatory submissions and Regulatory Approvals.

      I.25 "Technical Information" means (a) techniques and data, including ideas, inventions (including patentable inventions), practices, methods, knowledge, Know-How, trade secrets, skill, experience, documents, apparatus, clinical and regulatory strategies, test data, including pharmacological, toxicological and clinical test data, analytical and quality control data, manufacturing, patent data or descriptions relating to the LdT Drug Product, and
(b) chemical formulations, compositions of matter, product samples and assays relating to the LdT Drug Product.

      I.26 "Term" means the period during which this Agreement is in effect.

      I.27 "Territory" means the countries of Japan, Republic of Korea (South Korea), Republic of China (Taiwan) and People's Republic of China (China, including Hong Kong and Macau).

      I.28 "Third Party" means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

      I.29 "$" and "USD" means United States dollars.

      I.30 "Valid Claim" means a claim under Novirio Patent Rights that has not been irrevocably abandoned or been held invalid in an unappealable decision of a court or patent office.

ARTICLE II. JOINT DEVELOPMENT OF PRODUCT.

      II.1 Joint Development Committee. The Parties shall establish a Joint Development Committee, comprised of two (2) representatives of NOVIRIO and two
(2) representatives of SUMITOMO. Each Party shall designate its initial representatives prior to the Effective Date. Each Party may change any one or more of its representatives to the Joint Development Committee at any time upon notice to the other Party.

            (a) Responsibilities. The Joint Development Committee shall meet to
(i) review the efforts of the Parties in the conduct of the Development Program,
(ii) review and approve amendments to the Development Plan, (iii) address such other matters as either Party may bring before the Joint Development Committee, and (iv) attempt to resolve any disputes relating to this Agreement that may arise between the Parties.

            (b) Meetings. The Joint Development Committee shall meet within forty-five (45) Days after the Effective Date and, thereafter, not less than two times each year, during the course of the Development Program. The location of such meetings of the Joint Development Committee shall alternate between NOVIRIO's principal place of business and SUMITOMO's principal place of business, or as otherwise agreed by the Parties. The Joint Development Committee may also meet by means of a telephone or video conference call. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative, which alternate will have full authority to participate in and discuss matters presented at the meeting. In addition, each Party may, at its discretion, invite other employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Development Committee to, among other things, review and discuss the Development Program, as the case may be, and its results. Either Party may propose a meeting of the Joint Development Committee when deemed necessary, for example, for the purpose of resolving disputes.

            (c) Decision Making. The goal of all decision-making shall be to achieve consensus. Decisions of the Joint Development Committee shall be made by discussion in good faith by the Joint Development Committee; provided, however, that in such discussion at the Joint Development Committee, due consideration shall be paid to Sumitomo's view with respect to matters concerning the Territory. If the Joint Development Committee is unable to reach agreement on any matter within ten (10) Days after the matter is first referred to it, such matter shall be referred for resolution to the Executive Officers. If the Executive Officers are unable to resolve a matter referred to them under this
Section II.1(c) within thirty (30) Days after the matter is referred to them, then the Dispute Resolution provisions of Article IX shall apply.

            (d) Term. The Joint Development Committee shall function from the Effective Date until a date thirty (30) Days after the date on which Regulatory Approval is obtained in the country within the Territory which is the last to grant such approval.

      II.2 Management of Development Program.

            (a) Program Directors. NOVIRIO and SUMITOMO shall each appoint a Program Director prior to the Effective Date. Each Party shall have the right, after notice to the other Party, to designate a different Program Director. The Program Directors shall jointly oversee the conduct of the Development Program, shall report to the Joint Development Committee and shall be responsible for recommending to the Joint Development Committee any changes to the Development Plan.

            (b) Dispute Resolution. The Program Directors shall decide matters appropriate to the scope of their responsibilities on a consensus basis. In the event that the Program Directors are unable to reach agreement on any matter within fifteen (15) Days after the matter is first considered by them, the issue may be referred by either Program Director for resolution to the Joint Development Committee.

      II.3 Development Plan. The Parties will enter into a good faith discussion to formulate the initial version of the Development Plan, as quickly as possible, using the proposal by Novirio as attached hereto as Exhibit A, as a reference to start with. The Development Plan may be amended from time to time by mutual consent of the Parties. Amendments to the Development Plan proposed by NOVIRIO or, to the extent directly relevant to obtaining Regulatory Approval in the Territory, by SUMITOMO will become incorporated in the Development Plan within thirty 30 Days of formal proposal unless the other Party makes a reasonable objection within thirty 30 Days of such formal proposal to the inclusion of such amendment to the Development Plan; provided, however, that upon request of the party who received the amendment proposal of the Development Plan, such period of review by the Party who received the amendment proposals of the Development Plan may be extended by another ten (10) Days. In the event of such objection, the Parties will request that a meeting of the Joint Development Committee be convened in an effort to resolve the objection by consultation.

            (a) NOVIRIO Responsibilities. Subject to the oversight of the Joint Development Committee, NOVIRIO agrees to use Commercially Reasonable Efforts to
(i) undertake the responsibilities assigned to it in the Development Plan, and
(ii) make available to SUMITOMO those resources set forth in the Development Plan, which efforts shall include, but not be limited to:

                  (i) working collaboratively and cooperatively with SUMITOMO to optimize the design and performance of the clinical studies for the LdT Drug Product in the Territory and globally under the standards of the International Conference on Harmonization (ICH), including the use of contract research organizations or other clinical contractors; provided, that (x) SUMITOMO alone shall be the contract party in cases where agreements with contract research organization or other clinical contractors relate to clinical studies conducted solely within the Territory; (y) NOVIRIO alone shall be the contract party in cases where such agreements relate to clinical studies conducted solely outside the Territory; and (z) in the case of global clinical studies involving sites both within and outside the Territory, each of NOVIRIO and SUMITOMO shall be contract parties to such agreements;

                  (ii) conducting clinical and Non-clinical studies outside the Territory which are required to obtain Regulatory Approval of LdT Drug Product in the Territory as part of the ICH global registration of the LdT Drug Product in such a way as to satisfy the requirements of the Pharmaceutical Laws in the Territory;

                  (iii) determining the nature and content of any submissions to the Regulatory Authority which are necessary to obtain regulatory approval of the LdT Drug Product outside the Territory and the preparation and filing of any such submissions; provided that SUMITOMO, to the extent commercially reasonable, shall have an opportunity to review in advance all regulatory submissions to be made by NOVIRIO and shall be permitted to attend all preparatory and regulatory meetings with the relevant Regulatory Authority concerning such submissions;

                  (iv) [**] SUMITOMO [**] and notifying SUMITOMO in advance of meetings and interactions with relevant regulatory authorities; and

                  (v) making Commercially Reasonable Efforts to obtain Valid Claims regarding the LdT Drug Product.

            (b) SUMITOMO Responsibilities. Subject to the oversight of the Joint Development Committee, SUMITOMO agrees to use Commercially Reasonable Efforts to
(i) undertake the responsibilities assigned to it in the Development Plan, and
(ii) make available to NOVIRIO those resources set forth in the Development Plan, which efforts shall include, but not be limited to:

                  (i) working collaboratively and cooperatively with NOVIRIO to optimize the design and performance of the clinical studies for the LdT Drug Product in the Territory and globally under the standards of the International Conference on Harmonization (ICH), including the use of contract research organizations or other clinical contractors; provided, that (x) SUMITOMO alone shall be the contract party in cases where agreements with contract research organizations or other clinical contractors relate to clinical studies conducted solely within the Territory; (y) NOVIRIO alone shall be the contract party in cases where such agreements relate to clinical studies conducted solely outside the Territory; and (z) in the case of global clinical studies involving sites both within and outside the Territory, each of NOVIRIO and SUMITOMO shall be contract parties to such agreements;

                  (ii) determining the nature and content of any submissions to the relevant Regulatory Authorities which are necessary to obtain Regulatory Approval of the LdT Drug Product in the Territory and the preparation, filing and prosecution in the name of SUMITOMO of submissions necessary to obtain Regulatory Approval in the Territory; provided that NOVIRIO, to the extent commercially reasonable, shall have an opportunity to review in advance all regulatory submissions to be made by SUMITOMO and shall be permitted to attend all preparatory and regulatory meetings with the relevant Regulatory Authority concerning such submissions;

                  (iii) conducting clinical trials and Non-clinical studies in the Territory to obtain Regulatory Approval of LdT Drug Product in the Territory;

                  (iv) assisting and supporting to a commercially reasonable extent harmonized global registration of the LdT Drug Product outside the Territory;

                  (v) [**] NOVIRIO [**] and notifying NOVIRIO in advance of meetings and interactions with Regulatory Authorities.

            (c) Development and Registration Costs.

                  (i) [**] shall bear: (x) all costs relating to [**] LdT Drug Product; and (y) all costs, including costs incurred prior to the Effective Date, relating to [**] by or on behalf of either NOVIRIO or SUMITOMO or their respective Affiliates; provided, however, that the costs [**] hereunder shall not include [**] any portion of the costs [**].

                  (ii) [**] shall bear: (x) all costs relating [**] LdT Drug Product ; and (y) all costs relating to [**] LdT Drug Product, [**]

                  (iii) Each Party can use [**] the LdT Drug Product [**]

                  (iv) SUMITOMO will reimburse NOVIRIO for costs actually incurred by NOVIRIO in connection with the manufacture and supply of LdT Drug Product for the conduct of clinical trials of LdT Drug Product in the Territory, including costs actually incurred by or on behalf of NOVIRIO in connection with the manufacture and supply of LdT Drug Product or the active ingredient therein to SUMITOMO prior to the Effective Date; provided, however, that such costs to be reimbursed by SUMITOMO to NOVIRIO hereunder shall not include any allocation of overhead of NOVIRIO, nor any portion of the costs incurred due to the causes reasonably attributed to NOVIRIO's material misconduct.

                  (v) The Parties shall share actually incurred costs, including those relating to the manufacture and supply of LdT Drug Product and those actually incurred prior to the Effective Date, [**] for Non-clinical studies which are necessary for the registration of the LdT Drug Product excluding, unless NOVIRIO or its Affiliates transfers to SUMITOMO LdT formulation technologies, those Non-clinical Studies relating to development of manufacturing processes or formulation technologies; provided, however, that the costs of such Non-clinical studies to be shared equally by SUMITOMO and NOVIRIO hereunder shall not include any allocation of overhead of either Party, nor any portion of the costs incurred due to the causes reasonably attributed to either Party's material misconduct.

            (d) Compliance with Pharmaceutical Laws. Each Party agrees to use Commercially Reasonable Efforts to carry out all work assigned to such Party in the Development Plan in material compliance with all ICH guidelines and Pharmaceutical Laws.

            (e) Disclosure of NOVIRIO Technology. Commencing on the Effective Date and continuing during the Term, NOVIRIO (consistent with its applicable confidential disclosure obligations, if any) shall disclose to SUMITOMO (i) all NOVIRIO Technology specified in the Development Plan, and (ii) all NOVIRIO Technology not specified in the Development Plan which NOVIRIO reasonably believes to be pertinent to the Development Program.

      II.4 Manufacturing and Supply. NOVIRIO shall have the responsibility, and shall use Commercially Reasonable Efforts, to manufacture and supply to SUMITOMO, the LdT Drug Product to be used by SUMITOMO, its Affiliates and sublicensees for all Non-clinical and clinical and other development purposes in connection with the efforts of SUMITOMO to obtain Regulatory Approvals.

      II.5 Product Labeling. Within the Territory, all LdT Drug Products will bear the SUMITOMO name and logo. And, unless otherwise requested by NOVIRIO and to the extent legally permitted, the NOVIRIO name and logo (or any successor name and logo) shall be incorporated on the product label, as the manufacturer of L-dT Drug Products. SUMITOMO shall, in its reasonable discretion, determine how the NOVIRIO name and logo shall be incorporated on the label. All written materials associated with each LdT Drug Product will indicate that the LdT Drug Product was developed with the use of NOVIRIO Technology. NOVIRIO and Sumitomo shall have the right, prior to the first usage, to review the product labeling and thereafter to monitor the LdT Drug Products.

      II.6 Progress Reports. Within [**] Days after the end of each calendar quarter, each Party shall provide to the other Party a written report summarizing the activities undertaken by such Party during the preceding calendar quarter in connection with the development and registration of the LdT Drug Product.

      II.7 Inspections.

            (a) Each Party shall have the right to arrange for its employees and outside consultants involved in the development and registration of LdT Drug Products to visit and audit the other Party at its offices and laboratories as well as contractors, in the event clinical or

Non-clinical studies or manufacturing are outsourced, and to discuss the Development Program and its results in detail, as well as matters relating to the registration of LdT Drug Products, with the technical and business personnel and consultants of the other Party, provided that such visits shall be during normal business hours and shall not unreasonably interrupt the operations of the other Party, and further provided that all such employees, consultants and contractors shall have existing obligations to maintain confidentiality as provided in Article VII.4 herein.

            (b) In the event onsite inspections or submission of documents or information relevant to Regulatory Documents or any other actions are requested by a Regulatory Authority, the Party in contact with such Regulatory Authority will, to the extent commercially practicable, prior to initiating the compliance with the request of the Regulatory Authority, notify the other Party of such request of the Regulatory Authority, and to the extent relevant to the Non-clinical and clinical trials for which such other Party is responsible under this Agreement, such other Party will accommodate such request by the Regulatory Authority.

      II.8 Accounting and Internal Controls. SUMITOMO and NOVIRIO shall each conduct the Development Program in accordance with high standards of business ethics and maintain accounts in accordance with generally accepted accounting principles consistently applied in Japan or in the United States, as the case may be, and, specifically, shall: (a) maintain full and accurate books, records and accounts which shall, in reasonable detail, accurately and fairly reflect all transactions relating to the Development Program; (b) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Japan or in the United States, as the case may be, and as otherwise required to comply with all tax statutes, and to maintain accountability for assets; and (c) promptly provide such records as may be reasonably requested by the other Party in connection with periodic audits or other financial matters.

      II.9 Exchange of safety and adverse event information. NOVIRIO and SUMITOMO shall collaborate in the exchange and reporting to Regulatory Authority of safety information and adverse event information relating to the LdT Drug Product in accordance with a customary agreement to be separately agreed by the Parties.

      II.10 Good Manufacturing Practice(GMP). NOVIRIO and SUMITOMO shall manufacture and store LdT Drug Product to the GMP standard in accordance with an customary agreement to be separately agreed by the Parties.

      II.11 Commercialization. The Parties shall make all reasonable efforts to negotiate, execute and deliver the Commercialization Agreement(s) as quickly as practically possible after the Effective Date, aiming to do so within [**] after the Effective Date.

ARTICLE III. GRANT OF LICENSE.

      III.1 Grant by NOVIRIO of License.

            (a) Development License. Subject to the terms and conditions of this

Agreement, and for the Term of this Agreement, NOVIRIO hereby grants to SUMITOMO and its Affiliates an exclusive License in the Territory, without the right to grant sub-Licenses except as provided in Article III.1(b), below, to the LdT Drug Product for use in the Field under the NOVIRIO Technology and NOVIRIO Patent Rights in the course of the Development Program.

            (b) Sub-License Rights. SUMITOMO shall have the right to enter into sub-Licenses relating to the License- granted in Article III.1(a), above, with Third Parties with which SUMITOMO has agreed to collaborate with respect to the development and/or registration of LdT Drug Product. Each such sub-License shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, and shall provide that any such sub-Licensee shall not further sub-License except on terms consistent with this Article III.1(b). SUMITOMO shall provide NOVIRIO with a copy of any sub-License granted pursuant to this Section within [**] after the execution thereof. SUMITOMO shall remain responsible for the performance of its sub-Licensees, and shall ensure that any such sub-Licensees comply with the relevant provisions of this Agreement. In the event of a material default by any sub-Licensee under a sub-License agreement, SUMITOMO will inform NOVIRIO and take such action, after consultation with NOVIRIO, which in SUMITOMO's reasonable business judgment will address such default.

      III.2 Retained Rights. The rights of NOVIRIO to the LdT Drug Product, NOVIRIO Technology and the NOVIRIO Patent Rights which are not specifically Licensed to SUMITOMO will be retained by Novirio Pharmaceuticals Limited, and nothing contained in this Agreement shall be interpreted to grant to SUMITOMO any rights to the NOVIRIO Technology and NOVIRIO Patent Rights other than the rights and License granted to SUMITOMO under this Article III.

      III.3 Developments and Discoveries. All developments, inventions and discoveries relating to the NOVIRIO Technology and improvements to the NOVIRIO Patent Rights ("Novirio Developments"), [**] shall be [**]. The Parties agree that Novirio Developments will be deemed to be a part of the NOVIRIO Technology and NOVIRIO hereby grants to SUMITOMO a paid-up License in the Territory to such NOVIRIO Developments for use in the Field and a right to sub-License in accordance with the provisions set forth in this Article III. Notwithstanding the foregoing, the Parties agree that the License granted hereby to the NOVIRIO Developments does not include any substances, compounds or drug products other than the LdT Drug Product. All development, inventions and discoveries relating to the NOVIRIO Technology and improvements to the NOVIRIO Patent Rights, [**] shall be owned jointly by SUMITOMO and NOVIRIO (such developments etc. are referred to as "Jointly-owned Developments"), and it is agreed by the Parties that SUMITOMO and NOVIRIO may utilize such Jointly-owned Developments, including filing of patent applications, in the Territory and outside of the Territory, respectively.

ARTICLE IV. FINANCIAL PROVISIONS.

      IV.1 License Payment. In consideration of the grant by NOVIRIO of the Licenses set forth in Article III above, SUMITOMO shall pay NOVIRIO a non-refundable, non-creditable License fee of [**] USD ($[**]) on the Effective Date.

      IV.2 Milestone Payments. SUMITOMO shall make the following non-creditable milestone payments to NOVIRIO upon the achievement of the following milestones, subject to the reduction mechanism and penalty payments as set forth below:

               Milestone                           Payment Due Upon
                                               Achievement of Milestone
--------------------------------------------------------------------------------
a) [**].                                              $[**] USD


b) [**].                                              $[**] USD


c) [**]                                               $[**] USD


d) [**].                                              $[**] USD



e) [**]                                               $[**] USD



f) [**]                                               $[**] USD


Each milestone payment shall be deemed earned as of the date of achievement of the related milestone and shall be paid by SUMITOMO within [**] after the date of achievement of such milestone. Notwithstanding the foregoing,

      i) with regard to the basic milestone payment in the above a), in the event that [**] in any of the countries in the Territory, [**] will be made if the milestone is unpaid at the time [**], and if the milestone payment has already been made [**], [**] the milestone payment already made to NOVIRIO.

      ii) with regard to each of the country-specific milestone payments in the above b) through f), in the event that [**] in a country of the Territory, all unpaid milestone payments relevant to such country will be [**] and if milestone payments relevant to such country have already been made [**] the total milestone payments relating to such country which have been previously received by NOVIRIO.

      IV.3 Development Costs Payments. Within [**] of the Effective Date, NOVIRIO shall provide SUMITOMO with an invoice, and a detailed statement, of the development costs which are to be borne by SUMITOMO according to Article II.3 (c) above which NOVIRIO or its Affiliates have incurred as of the Effective Date. Thereafter, NOVIRIO and SUMITOMO shall invoice, and a detailed statement, the other Party quarterly for such costs which are to be borne by the other Party in accordance with Article II.3. Payment by SUMITOMO or NOVIRIO of the invoiced amount of costs will be due and payable within [**] of the date of the invoice.

      IV.4 Currency and Method of Payments. All payments under this Agreement shall be made in United States dollars by electronic funds transfer to such bank account as NOVIRIO or SUMITOMO, as the case may be, may designate from time to time within no more than [**] of invoice or when such payment is due in accordance with the provisions of this Agreement.

      IV.5 Late Payments and Interest. To the extent payments due under this Agreement are not paid within the specified time period and are not timely, such outstanding sums shall accrue interest from the date due. Interest shall be computed on any sums that are late and outstanding on the last day of each month, at the prime or other equivalent rate of Citibank N.A. or another mutually acceptable bank as of the last day of the month immediately preceding the current month, plus three percent (3%) (or the highest interest rate permissible under applicable law, whichever is lower), compounded on a monthly basis.

      IV.6 Tax Withholding. Either Party and its respective Affiliates shall use all reasonable and legal efforts to reduce tax withholding on payments made to the other Party hereunder. Notwithstanding such efforts, if either Party concludes that tax withholdings under the laws of any country are required with respect to payments to the other Party, such paying Party shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, the paying Party will promptly provide the other Party with original receipts or other evidence reasonably desirable and sufficient to allow the other Party to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

      IV.7 Blocked Payments. In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for either Party or its Affiliates or sub-Licensees, to transfer, or have transferred on its behalf, payments to the other Party, such payments shall be deposited to the extent possible in USD (or in the absence of availability of USD, local currency) in the relevant country to the credit of the Party to which the amount is due in a recognized banking institution designated by the Party to which the amount is due or, if none is designated by the Party to which the amount is due within a period of [**], in a recognized banking institution selected by the paying Party, as the case may be, and identified in a notice in writing given to the Party to which the amount is due.

ARTICLE V. OPTIONS AND RIGHT OF FIRST REFUSAL.

      V.1 Option for Commercialization Rights to NOVIRIO's [**] Hepatitis B Drug Candidates. NOVIRIO grants to SUMITOMO the [**] agreements with NOVIRIO relating, as the case may be, to the development and commercialization in the Territory of [**] NOVIRIO and/or its Affiliates' [**] which right may be exercisable on the terms and conditions set forth below by SUMITOMO during the period within which NOVIRIO and SUMITOMO are parties to any Development or Commercialization Agreement relating to the development or commercialization of NOVIRIO drug candidates in the Field. NOVIRIO will offer such option to SUMITOMO in writing after NOVIRIO is in receipt of data from a Phase I/II dose escalating or similar clinical trial of such hepatitis B drug candidates. NOVIRIO shall [**] with respect to these drug candidates in the Territory [**], SUMITOMO shall have [**] and [**] thereafter to finalize definitive agreements relating to such transaction. If SUMITOMO does not communicate [**] in writing within such initial [**] period, SUMITOMO shall be deemed [**]. In that instance, NOVIRIO may, [**] in the Territory.

      V.2 Right of First Refusal for [**] Drug Candidates. NOVIRIO grants to SUMITOMO, on and in accordance with the terms and conditions set forth in this
Section V.2, and in a good faith efforts to explore collaborative arrangement with SUMITOMO in [**] field, [**] relating to the development and commercialization of NOVIRIO's and/or its Affiliates' [**] drug candidates in the Territory. NOVIRIO will provide a written notice (the "[**] Notice") to SUMITOMO detailing the [**] development and commercialization [**] the transaction, [**] drug candidate. SUMITOMO shall have [**] after receipt from NOVIRIO of a [**] Notice to [**] NOVIRIO the [**] drug candidate [**] set forth in the [**] Notice. If SUMITOMO does not communicate [**] in writing within such period, SUMITOMO shall be deemed [**]. If SUMITOMO does [**], NOVIRIO shall [**] drug candidate on [**] to NOVIRIO than the [**]drug candidate in any manner it determines [**] drug candidates to SUMITIOMO. To the extent [**] pursuant to which it [**] drug candidate, NOVIRIO shall, on terms and conditions similar to those set forth in this Section V.2, [**] drug candidate [**].

ARTICLE VI. CONFIDENTIALITY.

      VI.1 Disclosure and Use of Confidential Information. Except as otherwise provided herein, unless the party receiving the Confidential Information (the "Receiving Party") has obtained the prior written consent of the party (the "Disclosing Party") disclosing or on whose behalf Confidential Information is disclosed, the Receiving Party will hold in confidence and not disclose any Confidential Information. Further, the Receiving Party agrees to use the Confidential Information only for the purpose of this Agreement or the Commercialization Agreement and will not use or exploit the Confidential Information, either directly or indirectly, for its own benefit or the benefit of another without the prior written consent of the Disclosing Party. These obligations of confidentiality and non-use shall continue during the Term, the term of the Commercialization Agreement and for a period of five (5) years after the termination of the Commercialization Agreement.

Notwithstanding the foregoing, these mutual obligations of confidentiality shall not apply to any information to the extent that such information is:

                  (i) independently developed by such party as documented by prior written records outside the scope and not in violation of this Agreement;

                  (ii) legally in the public domain at the time of its receipt or thereafter legally becomes part of the public domain through no fault of the Receiving Party;

                  (iii) received without an obligation of confidentiality from a Third Party having the right to disclose such information;

                  (iv) released from the restrictions of this Article VI6 by the prior written consent of the Disclosing Party; or

                  (v) as may be required for securing Regulatory Approval, as may be required to be disclosed to a Regulatory Authority, or as otherwise required by a court order or any law or regulation (including as may be required in connection with any filings made with the Securities and Exchange Commission or by the disclosure policies of a major stock exchange on which the securities of the Receiving Party are or may be reasonably expected to be traded); provided, however, that, at the Disclosing Party's request, the Receiving Party shall request that the relevant legal or Regulatory Authority or major stock exchange treat as confidential any Confidential Information of either party included in any such disclosure and generally use diligent efforts to seek confidential treatment where available.

      VI.2 Scope of Confidentiality. Unless the prior written consent of the Disclosing Party has been received, each of NOVIRIO and SUMITOMO agree to limit the disclosure of any Confidential Information received hereunder to such Affiliates, employees, consultants and distributors as is necessary to carry out the provisions of this Agreement and who are likewise bound by provisions equivalent to this Article VI and to those Affiliates, employees, consultants or third parties as may be required in connection with corporate financing activities undertaken by or on behalf of the Receiving Party. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by persons to whom access to such Confidential Information is granted. Unauthorized use or disclosure by any person who has been given access to Confidential Information by a Receiving Party hereunder shall be deemed to be unauthorized use or disclosure by such Receiving Party, and the Receiving Party shall be responsible to the Disclosing Party hereunder. The Receiving Party will promptly report to the Disclosing Party any actual or suspected unauthorized use of the Confidential Information of the Disclosing Party and the Receiving Party will take all reasonable further steps requested by the Disclosing Party to prevent, control or remedy any such violation.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES.

      VII.1 Representations of Authority. SUMITOMO and NOVIRIO each represents and warrants to the other that as of the Effective Date it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement. NOVIRIO represents and warrants to SUMITOMO that it has the right to grant to SUMITOMO the Licenses and such sub-Licenses as may be granted pursuant to this Agreement, and that it has, as of the Effective Date, access to and the right to use the technology necessary to perform its obligations hereunder.

      VII.2 Consents. SUMITOMO and NOVIRIO each represents and warrants that all necessary consents, approvals and authorizations of all government authorities and other persons, including all requisite corporate approvals, required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been obtained.

      VII.3 No Conflict. SUMITOMO and NOVIRIO each represents and warrants that, the execution and delivery of this Agreement, the performance of such Party's obligations hereunder and the conduct of the Development Program (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and will not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of such Party, except such consents as shall have been obtained prior to the Effective Date.

      VII.4 Employee Obligations. SUMITOMO and NOVIRIO each represents and warrants that all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of a Third Party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

      VII.5 Intellectual Property. To the knowledge of NOVIRIO, except as disclosed in writing by NOVIRIO to SUMITOMO, as of the Effective Date, the conduct by NOVIRIO of the Development Program in accordance with the Development Plan does not and will not infringe or conflict with the rights of any Third Party in respect of Know-How or issued patents or published patent applications owned by such Third Party, except where such infringement or conflict would not materially affect the ability of NOVIRIO to conduct the Development Program in accordance with the Development Plan. To the knowledge of NOVIRIO, as of the Effective Date, the NOVIRIO Technology that is expected to be utilized by NOVIRIO in the Development Program in accordance with the Development Plan is not being infringed by any Third Party, except where such infringement would not materially affect the ability of NOVIRIO to conduct the Development Program in accordance with the Development Plan. As of the Effective Date, there is, to the knowledge of NOVIRIO, no claim or demand of any person pertaining to, or any proceeding which is pending or threatened, that challenges the rights of NOVIRIO in respect of NOVIRIO Technology or NOVIRIO Patent Rights, except where such claim, notice, demand or proceeding would not materially adversely affect the ability of NOVIRIO to conduct the Development Program in accordance with the Development Plan.

      VII.6 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF DEVELOPED, WILL HAVE COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VIII. TERM AND TERMINATION.

      VIII.1 Term. This Agreement shall become effective as of the Effective Date, until the end of SUMITOMO's obligations for payment of milestone and development cost amounts as set forth in Article IV.

      VIII.2 Termination By SUMITOMO. On not less than sixty (60) Days prior notice, SUMITOMO may discontinue support of clinical development and/or Non-clinical studies and terminate its rights and obligations under this Agreement at any time when, in good faith: (a)

SUMITOMO believes that the scientific data developed in clinical trials and/or Non-clinical studies does not support further commercial development of LdT Drug Product (including but not limited to conclusive evidence that the LdT Drug Product cannot be proven effective against [**]); (b) SUMITOMO believes, after consultation with Regulatory Authorities, that the opportunities for commercialization of LdT Drug Product are substantially limited in the Territory; or (c) SUMITOMO determines that NOVIRIO Patent Rights do not constitute Valid Claims. In the event of termination by SUMITOMO, the License granted to SUMITOMO by NOVIRIO pursuant to Article III of this Agreement will be automatically terminated and SUMITOMO will waive any and all other rights SUMITOMO, its Affiliates or sub-Licensees may then have to the LdT Drug Product or any Novirio Developments. Notwithstanding the foregoing, SUMITOMO will not be relieved of the obligation to pay for: (i) milestones achieved prior to termination; (ii) costs incurred prior to and/or (iii) noncancellable obligations existing at the time of termination of this Agreement.

      VIII.3 Termination For Material Breach. Upon any material breach of this Agreement by either Party, the nonbreaching Party may terminate this Agreement by providing forty-five (45) Days written notice to the breaching Party specifying the material breach. The termination shall become effective at the end of the forty-five (45) Day period unless (a) the breaching party cures such breach during such forty-five (45) Day period, or (b) if such breach is not susceptible to cure within forty-five (45) Days of the receipt of written notice of the breach, the breaching party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately) and effects such cure within an additional sixty (60) Days after the end of such forty-five (45) Day period. In the event of termination by NOVIRIO in accordance with this Section VIII.3, the License granted to SUMITOMO by NOVIRIO pursuant to Article III of this Agreement will be automatically terminated and SUMITOMO will waive any and all other rights SUMITOMO, its Affiliates or sub-Licensees may then have to the LdT Drug Product. Notwithstanding the foregoing, the breaching Party will not be relieved of the obligation to pay for: (i) milestones achieved prior to termination, in the case where SUMITOMO is the breaching Party, (ii) costs incurred prior to and/or (iii) noncancellable obligations existing at the time of termination of this Agreement.

      VIII.4 Transfer of Documents. In the event that either NOVIRIO or SUMITOMO terminates this Agreement and unless such termination is caused by NOVIRIO's breach, NOVIRIO shall have the right to utilize any and all data generated prior to such termination in the development of a LdT Drug Product without payment to SUMITOMO, and, upon the written request of NOVIRIO, SUMITOMO shall transfer to NOVIRIO any and all data as it relates to the LdT Drug Product and any Novirio Developments and transfer and assign to NOVIRIO all Regulatory Documents relating to the LdT Drug Product and any Novirio Developments. In the event that no such assignment may legally be made in any country in the Territory, SUMITOMO shall continue to maintain such Regulatory Documents and shall provide to NOVIRIO and/or NOVIRIO's Affiliates and/or their designees the right to cross-reference and rely upon all such Regulatory Documents.

      VIII.5 No Damages upon Expiration or Termination. Except as otherwise set forth in this Agreement and without limiting either Party's claim for equitable relief or damages incurred as a result of a material breach of the terms of this Agreement, neither Party shall be entitled to any compensation, fees or damages as a result of the expiration or termination of this

Agreement for reason other than material breach.

      VIII.6 Survival. Upon expiration or termination of this Agreement for any reason, nothing in this Agreement shall be construed to release either Party from any obligations that matured prior to the effective date of expiration or termination; and the following provisions shall expressly survive any such expiration or termination: Articles I, V (except for the case where this Agreement is terminated by NOVIRIO pursuant to VIII.3 ), VI, IX, X and Sections
IV.2 and this Article VIII.6.

ARTICLE IX. DISPUTE RESOLUTION.

      IX.1 General. Any controversy, claim or dispute arising out of or relating to this Agreement shall be settled, if possible, through good faith negotiations between the Parties. If, however, the Parties are unable to settle such dispute after good faith negotiations, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) Days after referral. Such resolution, if any, of a referred issue shall be final and binding on the Parties.

      IX.2 Failure of Executive Officers to Resolve Dispute. If the Executive Officers are unable to settle the dispute after good faith negotiation in the manner set forth above, then the dispute shall be resolved in accordance with
Article IX.3 below, which resolution shall be final and binding upon the Parties.

      IX.3 Alternative Dispute Resolution. If the dispute has not been resolved by the Executive Officers within thirty (30) Days of referral in accordance with
Article IX.1, or if the Executive Officers fail to meet within such thirty (30) Days, a Party may seek resolution of the dispute by initiating arbitration in accordance with the following provisions.

            (a) All disputes arising out of this Agreement and referred to arbitration pursuant to this Article IX shall be finally resolved by arbitration conducted in English in accordance with the rules of the ICC not inconsistent with the terms of this Agreement. The place of arbitration shall be Tokyo, Japan, if arbitration is brought by NOVIRIO, or, Amsterdam, The Netherlands, if arbitration is brought by SUMITOMO. The parties hereby irrevocably consent to the jurisdiction, venue and convenience of such forum for the arbitration and any judicial action to enforce the arbitration panel's award.

      The arbitration shall be heard within sixty (60) Days of one Party's notice to the other Party of the inability to reach resolution on a matter in dispute and demand for arbitration. There shall be no mandatory discovery prior to the arbitration and no formal rules of evidence other than those as the arbitrators may promulgate in their sole discretion by majority vote. The arbitration shall consist of each party submitting their statement in a document not longer than 20 pages of the facts of the dispute, a proposed resolution and the grounds for such resolution. The arbitration will be held on one day's hearing before the arbitration panel starting at 9:00 A.M. and concluding at 4:00 P.M., with the losing Party paying the full costs of the arbitration and the reasonable costs and expenses of the prevailing Party including reasonable attorney's fees and costs and the costs of the arbitrators. The arbitration shall be resolved by the majority of the arbitration panel selecting one of the two proposed resolutions as superior within two hours of the close of the day's arbitration hearing. Upon selection of one of the proposed resolutions, such selected resolution shall be the final and binding award of the arbitration regarding the dispute. Such award shall be immediately enforceable as the final and binding arbitration of the matter both at the place of arbitration and any place of business or ownership of assets of either of the Parties. Each of the Parties irrevocably waive to the extent permitted by applicable law, any legal action for stay, review, injunction, setting aside, appeal or other form of judicial challenge to the full faith and credit recognition and full enforcement of all of the terms of such arbitration award in whatever court in whatever jurisdiction such enforcement of the arbitration award judgment may be sought.

      Any arbitration shall be conducted by an arbitration panel consisting of three (3) members, one appointed by each party and the third appointed by the first two members. Each Party shall, at its discretion, appoint one arbitrator whose reputation for ethics, professionalism and knowledge of commercial dispute resolution cannot be reasonably objected to by either Party and who are not in conflict of interest with either Party.

            (b) The arbitrators shall be paid reasonable fees plus expenses agreed to prior to the arbitration.

ARTICLE X. MISCELLANEOUS PROVISIONS.

      X.1 Indemnification.

            (a) SUMITOMO. SUMITOMO agrees to defend NOVIRIO and its Affiliates at its cost and expense, and will indemnify and hold NOVIRIO and its Affiliates and their respective directors, officers, employees and agents (the "NOVIRIO Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses (including to the extent applicable reasonable attorney's fees and costs) arising out of any claim or Third Party action or proceeding relating to any breach by SUMITOMO of any of its material representations, warranties or obligations pursuant to this Agreement. In the event of any such claim or Third Party action or proceeding against the NOVIRIO Indemnified Parties, NOVIRIO shall promptly notify SUMITOMO in writing of the claim and SUMITOMO shall, at its option have the right to manage and control, at its sole expense, the defense of the claim and its settlement. The NOVIRIO Indemnified Parties shall reasonably cooperate with SUMITOMO and may, at their option and expense, be represented in any such action or proceeding. SUMITOMO shall not be liable for any litigation costs or expenses incurred by the NOVIRIO Indemnified Parties without SUMITOMO's prior written authorization, provided however that a NOVIRIO Indemnified Party shall have the right to retain its own separate legal counsel at the expense of SUMITOMO if: (i) SUMITOMO does not employ counsel reasonably satisfactory to the NOVIRIO Indemnified Party to take charge of the defense of such indemnifiable claim within a reasonable time after notice of commencement of the action; or (ii) representation of both SUMITOMO and the NOVIRIO Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests in which case, when the NOVIRIO Indemnified Party notifies SUMITOMO, SUMITOMO shall not have the right to assume defense of the such action on behalf of the NOVIRIO Indemnified Party. SUMITOMO shall not be responsible for the indemnification of any NOVIRIO Indemnified Party arising from any negligent or intentional acts by such Party, or as the result of any settlement or compromise by the NOVIRIO Indemnified Parties without SUMITOMO's prior written consent, which shall not be unreasonably withheld.

            (b) NOVIRIO. NOVIRIO agrees to defend SUMITOMO and its Affiliates at its cost and expense, and will indemnify and hold SUMITOMO and its Affiliates and its respective directors, officers, employees and agents (the "SUMITOMO Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses (including to the extent applicable reasonable attorney's fees and costs) arising out of any claim or Third Party action or proceeding relating to
(i) any breach by NOVIRIO of any of its material representations, warranties or obligations pursuant to this Agreement or (ii) personal injury from the development, manufacture, use, sale or other disposition of any LdT Drug Products. In the event of any such claim or Third Party action or proceeding against the SUMITOMO Indemnified Parties, SUMITOMO shall promptly notify NOVIRIO in writing of the claim and NOVIRIO shall, at it option, have the right to manage and control, at its sole expense, the defense of the claim and its settlement. The SUMITOMO Indemnified Parties shall reasonably cooperate with NOVIRIO and may, at their option and expense, be represented in any such action or proceeding. NOVIRIO shall not be liable for any litigation costs or expenses incurred by the SUMITOMO Indemnified Parties without NOVIRIO's prior written authorization provided however that a SUMITOMO Indemnified Party shall have the right to retain its own separate legal counsel at the expense of NOVIRIO if: (i) NOVIRIO does not employ counsel reasonably satisfactory to the SUMITOMO Indemnified Party to take charge of the defense of such indemnifiable claim within a reasonable time after notice of commencement of the action; or (ii) representation of both NOVIRIO and the SUMITOMO Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests in which case, when the SUMITOMO Indemnified Party notifies NOVIRIO, NOVIRIO shall not have the right to assume defense of the such action on behalf of the SUMITOMO Indemnified Party. NOVIRIO shall not be responsible for the indemnification of any SUMITOMO Indemnified Party arising from any negligent or intentional acts by such Party, or as the result of any settlement or compromise by the SUMITOMO Indemnified Parties without NOVIRIO's prior written consent, which shall not be unreasonably withheld.

            (c) The failure by an indemnified Party to comply with any provision of this Article X.1 shall not relieve an indemnifying Party of their respective obligations arising pursuant to this Article X.1 except to the extent the indemnifying Party is adversely affected by such noncompliance.

      X.2 Governing Law. This Agreement shall be construed and the respective rights of the Parties hereto determined (including in any arbitration proceeding under Article IX, above) according to the substantive laws of Japan, except matters of intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

      X.3 Assignment. Neither NOVIRIO nor SUMITOMO may assign this Agreement in whole or in part without the consent of the other, except, that NOVIRIO may assign its rights and delegate its obligations pursuant to this Agreement in whole to any of Novirio Pharmaceuticals, Inc., Novirio Pharmaceuticals Limited or Novirio SARL, in such case NOVIRIO shall promptly notify SUMITOMO in writing to that effect.

      X.4 Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, except for the continuing obligations of the Parties under that certain Confidentiality Agreement dated November 30, 2000 by and between the Parties. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

      X.5 Notices.

Notices to NOVIRIO shall be addressed to:

      NOVIRIO B.V.
      Locatellikade 1
      1076 AZ Amsterdam
      The Netherlands
      Attention:  Ms. Roos Matzinger
      Facsimile No.:31 - 20 - 67 - 30 - 016

with a copy to:

      Novirio Pharmaceuticals, Inc.
      125 CambridgePark Drive
      Cambridge, MA 02140
      Attention: Sr. V.P. Business Development
      Facsimile No.: 617 - 250 - 3101

Notices to SUMITOMO shall be addressed to:

      SUMITOMO
      2-8, Doshomachi 2-chome,
      Chuo-ku, Osaka, Japan
      Attention: Director, General Manager, Business Development &
                 Licensing Office
      Facsimile No.: +81-6233-2288

with a copy to:

      SUMITOMO
      2-8, Doshomachi 2-chome,
      Chuo-ku, Osaka, Japan
      Attention: Director, General Manager, Product Development Divsion Facsimile No.: +81-6233-2399

Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by confirmed facsimile transmission, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

      X.6 Exports. The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls that are beyond the reasonable control of either Party. SUMITOMO and NOVIRIO agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples, compounds or equipment received or generated under this Agreement in violation of any governmental regulations that may be applicable. SUMITOMO and NOVIRIO agree to obtain similar covenants from their Affiliates, sublicensees and contractors with respect to the subject matter of this Section.

      X.7 Force Majeure. No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

      X.8 Press Release. The content and timing of any press release or similar publicity with respect to the execution of this Agreement shall be agreed upon by the Parties in advance of such announcement. Each Party understands that this Agreement is likely to be of significant interest to investors, analysts and others, and that either Party therefore may make such press release with respect thereto. The Parties agree that any such press release will not contain Confidential Information and, if disclosure of Confidential Information is required by law or regulation, will make reasonable efforts to minimize such disclosure. Each Party agrees to provide to the other Party a copy of any press release as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five (5) Days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement, provided that such announcement shall be advanced to the other Party at least two (2) Days before the scheduled disclosure. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure.

      X.9 Independent Contractors. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either NOVIRIO or SUMITOMO to act as agent for the other. The Program Directors shall remain employees of SUMITOMO or NOVIRIO, as the case may be.

      X.10 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

      X.11 Headings. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

      X.12 No Implied Waivers; Rights Cumulative. No failure on the part of NOVIRIO or SUMITOMO to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

      X.13 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, NOVIRIO and SUMITOMO hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

      X.14 Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      X.15 English Version. In the event that this Agreement is translated into a language other than English, the English version of this Agreement shall control all questions of interpretation with respect thereto.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                    NOVIRIO B.V.


                                    By:   /s/Jean-Pierre Sommadossi
                                        ----------------------------------------
                                             Jean-Pierre Sommadossi, Ph.D.
                                    Title:   Authorized Signatory

                                    SUMITOMO PHARMACEUTICALS CO. LTD.

                                    By:   /s/ Masaaki Yokotsuka
                                        ----------------------------------------
                                              Masaaki Yokotsuka

                                    Title:    President
                                           -------------------------------------

                                    EXHIBIT A

                   GLOBAL CLINICAL DEVELOPMENT PROGRAM FOR LDT

REGULATORY GOAL:

International registration of L-dT for treatment of adults with chronic hepatitis B and evidence of viral replication [**], all disease stages including [**]

[**] PHASE II & III TRIALS SUPPORTING LDT REGULATORY DOSSIERS BY [**] Study [**] [**]chronic hepatitis B[**] Trial [**]
[**]chronic hepatitis B[**]

[**] Trial [**]
[**] Trial [**]
[**]

[**] chronic hepatitis B[**]
[**] study [**] hepatitis B[**] may also be necessary.

                      [**] STUDY [**][**] MAY BE NECESSARY.

                                    EXHIBIT B

                              NOVIRIO PATENT RIGHTS

TITLE               COUNTRY       FILING      SERIAL       PATENT       STATUS
                                  DATE        NUMBER       NUMBER
--------------------------------------------------------------------------------
[**]                [**]          [**]        [**]         [**]         [**]
[**]                [**]          [**]        [**]         [**]         [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]                      [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]          [**]        [**]                      [**]
                    [**]                      [**]                      [**]
[**]                [**]          [**]        [**]                      [**]
[**]                [**]          [**]        [**]                      [**]